Exhibit 99.1


                  Witness Systems Reports First QuarterResults


    ATLANTA--(BUSINESS WIRE)--April 26, 2006--Witness Systems (NASDAQ:
WITS):

    --  Achieves record revenue for eighth consecutive quarter
    --  Demand for Impact 360 packages doubles
    --  Increases cash and deferred revenue to record levels

    Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the first quarter of 2006. Under generally accepted accounting principles (GAAP), first quarter revenue was a record $51.5 million, and net income was $0.06 per share. Software license revenue, excluding hardware, was $18.3 million in the quarter, an increase of 21 percent from $15.1 million in the first quarter of 2005. Adjusted results of operations are presented in the following section.
    "Market acceptance of our Impact 360(TM) packages continues to accelerate, making up nearly 50 percent of our license revenue this quarter," said Dave Gould, CEO for Witness Systems. "We're now capitalizing on our investments in an integrated workforce optimization platform and service delivery capability, which began about 18 months ago. Coupled with the transition to VoIP, the trend towards packaged workforce optimization solutions is driving strong growth."
    Recent surveys conducted by Witness Systems point to a significant acceleration in its customers' plans to adopt workforce optimization
(WFO) and VoIP initiatives. When asked if they would prefer to purchase their WFO solutions from a single supplier or from multiple point system vendors, 71 percent of customers now say they would prefer a single vendor, compared to 52 percent just six months ago. Further, 79 percent of the Witness Systems customers sampled said they have either already begun implementing VoIP or plan to within the next two years, up from 67 percent six months ago. Commented Gould, "IP telephony has clearly arrived, and our customers are looking for us to help deploy in this new environment - both in the contact center and the broader enterprise. We continue to demonstrate market and technology leadership in this exciting area, with a growing customer list and broad partner validation. "

    Adjusted Results of Operations

    Adjusted first quarter revenue was a record $50.2 million, a 22 percent increase from adjusted revenue for the first quarter of 2005. Adjusted earnings were $0.19 per share, compared to $0.13 per share in the same quarter a year ago.
    The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles and stock-based compensation expense) and acquisition-related charges that are included in GAAP earnings. Hardware sales, which Witness Systems considers incidental to the company's core business, are excluded from adjusted revenue, and revenue from maintenance contracts acquired in business combinations is based on their contract, not fair value. Adjusted earnings also reflect a consistent pro-forma tax expense of 36 percent on pre-tax income. The company believes these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry, and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
    Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                       Three Months    Three Months
                                           Ended            Ended
                                       March 31, 2006  March 31, 2005
                                      --------------- ----------------
                                      Revenue   EPS   Revenue    EPS
                                      -------- ------ -------- -------
                                      (in thousands, except per share
                                                    data)

GAAP results                          $51,466  $0.06  $41,159  ($0.36)
Difference between contract value and
 fair value of Blue Pumpkin
 maintenance                              270   0.01    1,183    0.05
Exclusion of hardware sales            (1,575)  0.00   (1,301)   0.00
Amortization of intangible assets               0.10            $0.13
Acquired in-process research and
 development charges                            0.00             0.34
Merger related costs                            0.02             0.06
FAS 123(R) stock compensation expense           0.09             0.00
Difference between income taxes and pro forma
 tax expense at 36%                            (0.09)           (0.08)
Difference in net income per share as result of
 using diluted vs basic shares                  0.00            (0.01)
                                               ------ -------- -------
Adjusted results (non-GAAP)           $50,161  $0.19  $41,041   $0.13
                                      ======== ====== ======== =======


    Financial Outlook

    "We are pleased with the results of the first quarter, which were in line with our expectations," said William Evans, CFO for Witness Systems. "We continued to achieve consistent top line growth, and we saw marked improvement in cash flow, with our cash and investment balances growing to $156 million and deferred revenue increasing by over $10 million during the quarter."
    For the second quarter of 2006, the company currently expects to achieve adjusted revenue in the range of $51.5 to $52.5 million and non-GAAP adjusted earnings of $0.20 to $0.21 per share. For the 2006 year, the company is increasing its adjusted earnings guidance to a range of $0.82 to $0.84 per share while maintaining its annual revenue guidance at $210 to $213 million. Adjusted revenue excludes hardware revenue but includes the full contract value of maintenance contracts. Adjusted earnings for 2006 excludes the impact of stock-based compensation, in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense of 36 percent. The company expects that these additional expenses will result in GAAP net income per share in the range of $0.11 to $0.12 in the second quarter and $0.46 to $0.48 per share for the year. With the inclusion of hardware sales, Witness Systems currently expects annual revenue on a GAAP basis to be in the range of $214 to $220 million.

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Wednesday, April 26, 2006. The online replay will be available at approximately 7 p.m. ET.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) is a leading global provider of workforce optimization software and services. The company's Impact 360(TM) solution - which plays a strategic role in the customer interaction centers of Global 2000 and small- and medium-sized businesses (SMBs) worldwide - is also deployed in IP telephony and back office environments, and throughout the extended enterprise, including branch offices. Witness Systems' software is comprised of quality monitoring, compliance, high-volume and IP telephony recording solutions, as well as workforce management, actionable learning and performance management. The company's solutions enable organizations to optimize their people, processes and technology throughout the enterprise. Witness Systems' customers benefit from an integrated business consulting, implementation and training methodology that supports a rapid deployment, enabling them to drive revenue, reduce operational costs, and achieve greater customer retention and loyalty. For additional information about Witness Systems, visit www.witness.com.

    Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.
    Witness, Impact 360, Improve Everything and the Witness logo are the trademarks (registered or otherwise) of Witness Systems, Inc. protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                              WITNESS SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (unaudited, dollars in thousands)



                                                  March 31,   Dec. 31,
                                                    2006       2005
                                               ------------ ----------

Cash and cash equivalents                          $85,510   $111,751
Short-term investments                             $70,996     14,886
Accounts receivable, net                            43,525     40,218
Other current assets                                 7,191      5,462
                                               ------------ ----------
     Total current assets                          207,222    172,317
Property and equipment, net                          8,306      7,796
Intangible assets, net                              32,658     36,389
Goodwill                                            41,096     40,697
Other assets                                         3,505      4,387
                                               ------------ ----------
     Total assets                                 $292,787   $261,586
                                               ============ ==========

Accounts payable and accrued liabilities           $33,583    $25,686
Deferred revenue                                    34,158     23,778
                                               ------------ ----------
     Total current liabilities                      67,741     49,464
Deferred income tax liabilities                        675        743
Other long-term liabilities                          5,993      4,409
                                               ------------ ----------
     Total liabilities                              74,409     54,616
                                               ------------ ----------
     Total stockholders' equity                    218,378    206,970
                                               ------------ ----------
     Total liabilities and stockholders' equity   $292,787   $261,586
                                               ============ ==========





                              WITNESS SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, dollars in thousands, except per share data)



                                                    Three Months Ended
                                                         March 31,
                                                     -----------------
                                                        2006     2005
                                                     -------- --------
Revenue:
  Product                                            $19,839  $16,368
  Services                                            31,627   24,791
                                                     -------- --------
     Total revenue                                    51,466   41,159
Cost of revenue:
  Product                                              4,578    4,332
  Services                                            11,745    9,525
                                                     -------- --------
     Total cost of revenue                            16,323   13,857
                                                     -------- --------
     Gross profit                                     35,143   27,302
Operating expenses:
  Selling, general and administrative                 25,129   19,913
  Research and development                             7,956    6,195
  Merger related costs                                   740    1,659
  Acquired in-process research and development
   charges                                                 -    9,000
                                                     -------- --------
     Total operating expenses                         33,825   36,767
                                                     -------- --------
     Operating income (loss)                           1,318   (9,465)
Interest and other income, net                         1,271      138
                                                     -------- --------
     Income (loss) before provision for income taxes   2,589   (9,327)
Provision for income taxes                               412       33
                                                     -------- --------
     Net income (loss)                                $2,177  ($9,360)
                                                     ======== ========

Net income (loss) per share                            $0.06   ($0.36)
                                                     ======== ========

Shares used in computing net income (loss) per share  36,648   26,261
                                                     ======== ========

                      ---------------------------


Included above are the following expenses:
  Amortization of intangibles by category:
     Cost of revenue                                  $2,264   $2,072
     Selling, general and administrative               1,620    1,211
                                                     -------- --------
                                                      $3,884   $3,283
                                                     ======== ========
  Stock-based compensation by category:
     Cost of revenue                                     191     -
     Selling, general and administrative               2,536     -
     Research and development                            306     -
                                                     -------- --------
                                                      $3,033     - (1)
                                                     ======== ========

(1) The company adopted FAS123(R) on January 1, 2006. Stock-based compensation on a pro-forma basis in the first quarter of 2005 was $2,863.



    CONTACT: Witness Systems, Atlanta
             William Evans, 770-754-1915
             bevans@witness.com
                 or
             Ryan Hollenbeck, 770-754-1962
             rhollenbeck@witness.com